AGREEMENT OF MERGER
                                       OF
                            REQUESTAMERICA.COM, INC.
                                       AND
                       WORLDBID (ACQUISITION) CORPORATION


     This Agreement of Merger, dated as of the 14th day of February, 2001 (this "Agreement"), between RequestAmerica.com, Inc., a California corporation (the
"Company"),   and  Worldbid  (Acquisition)  Corporation,  a  Nevada  corporation
("Sub").

                                    RECITALS

     A. The Company and Sub have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated February 2, 2001, as amended February __, 2001, by and among Sub, the Company and Worldbid Corporation, a Nevada corporation and the sole shareholder of Sub ("Parent").

     B. The Merger Agreement provides for certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby. This Agreement and the Merger Agreement are intended to be construed together to effectuate their purpose.

     C. The Boards of Directors of the Company and Sub deem it advisable and in the best interests of such parties and in the best interests of the shareholders of such parties, that Sub be merged with and into the Company (the "Merger").

     D. The Boards of Directors of the Company and Sub and the sole shareholder of Sub have each approved the Merger.

                                   AGREEMENTS

     The parties hereto hereby agree as follows:

     1. Sub shall be merged with and into the Company and the Company shall be the surviving corporation. The Company is sometimes referred to herein as the "Surviving Corporation."

     2. The Merger shall become effective at such time (the "Effective Time") as this Agreement and the officers' certificate of the Company is filed with the Secretary of State of the State of California pursuant to Section 1103 of the Corporations Code of the State of California.

     3. At the Effective Time of the Merger (i) each share of common stock, no par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares, if any, held by persons who have demanded and perfected dissenters' rights for such shares in accordance with the Corporations Code of the State of California and who, as of the Effective Time, have not effectively withdrawn or lost such dissenters' rights, referred to hereinafter as "Dissenting Shares") shall be converted and exchanged, without any action on the part of the holders thereof, into 0.045609 (the "Exchange Ratio") shares of common stock, $0.001 par value per share, of Parent ("Parent Common Stock"), (ii) each share of Company Common Stock owned by Parent, Sub or the Company immediately prior to the Effective Time shall be automatically canceled and extinguished without any conversion thereof and without any further action on the part of Parent, Sub or the Company, (iiii) each share of common stock of Sub, par value $0.0001 per share ("Sub Common Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") and each stock certificate of Sub evidencing ownership of Sub Common Stock shall evidence ownership of such shares of Surviving Corporation Common Stock and (iv) no fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder thereof who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by
(ii) the Closing Price at the Effective Time. As used in this Agreement, "Closing Price" means the average high and low price of the Parent Common Stock on the NASD over-the-counter bulletin board as quoted by Bloomberg.

     4. Any Dissenting Shares shall not be converted into Parent Common Stock but shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the law of the State of California. If after the Effective Time any Dissenting Shares shall lose their status as Dissenting Shares, then as of the occurrence of the event which causes the loss of such status, such shares shall be converted into Parent Common Stock in accordance with Section 3.

     5. The conversion of the Company Common Stock into Parent Common Stock as provided by this Agreement shall occur automatically at the Effective Time of the Merger without action by the holders thereof. Each holder of Company Common Stock shall thereupon be entitled to receive shares of Parent Common Stock in accordance with the Merger Agreement.

     6. At the Effective Time of the Merger, the separate existence of Sub shall cease, and the Company shall succeed, without other transfer, to all of the rights and properties of Sub and shall be subject to all the debts and liabilities thereof in the same manner as if the Company had itself incurred them. All rights of creditors and all liens upon the property of each corporation shall be preserved unimpaired, provided that such liens upon property of Sub shall be limited to the property affected thereby immediately prior to the Effective Time of the Merger.

     7. This Agreement is intended as a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

     8. (a) At the Effective Time, the articles of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended as provided by law and such articles of incorporation and by-laws of the Surviving Corporation.

          (b) The by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by such by-laws, the articles of incorporation and applicable law.



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

          (c) The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the by-laws of the Surviving Corporation.

     9. Miscellaneous.

          (a) Notwithstanding the approval of this Merger Agreement by the shareholders of the Company and the sole shareholder of Sub, this Agreement shall terminate forthwith in the event that the Merger Agreement shall be terminated as therein provided.

          (b) In the event of the termination of this Agreement as provided above, this Agreement shall forthwith become void and there shall be no liability on the part of the Company, Sub or Parent or their respective officers or directors, except as otherwise provided in the Merger Agreement.

          (c) This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.

          (d) This Agreement may be amended by the parties hereto any time before or after approval hereof by the shareholders of the Company and the sole shareholder of Sub, but, after such approval, no amendments shall be made which by law require the further approval of such shareholders without obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.




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

     IN WITNESS WHEREOF, the parties have executed this Agreement of Merger as of the date first written above.

                                        REQUESTAMERICA.COM, INC.


                                        By: /s/ Roy Berelowitz
                                            ------------------------------------
                                              Name:  Roy Berelowitz
                                              Title:  President


                                        By: /s/ Roy Berelowitz
                                            ------------------------------------
                                              Name:  Roy Berelowitz
                                              Title:  Secretary


                                        WORLDBID (ACQUISITION) CORPORATION


                                        By: /s/ Scott Wurtele
                                            ------------------------------------
                                              Name:  Scott Wurtele
                                              Title: President


                                        By: /s/ Barry Alexander
                                           -------------------------------------
                                              Name:  Barry Alexander
                                              Title: Secretary



                     [SIGNATURE PAGE TO AGREEMENT OF MERGER]




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